UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

NIGHTINGALE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-23429-D (Commission File Number)	87-044988-8 (IRS Employer ID No.)

1661 Lakeview Circle, Ogden, UT 84403

(Address of registrant’s principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) The Registrant is an inactive company and has filed no annual or periodic reports since the filing for the quarter ended June 30, 2002. On March 7, 2006, upon the authorization and approval of the Board of Directors of the Registrant, the Registrant engaged Spector & Wong (“S&W”) as its independent registered public accounting firm. No consultations occurred between the Registrant and S&W regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Registrant’s financial statements, or other information provided that was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure. During the time of Spector’s engagement as the Registrant’s independent registered public accounting firm, S&W did not issue any reports on the Registrant’s financial statements. As of the date of this report, to the best of the Registrant’s knowledge, S&W is no longer in business as an independent registered public accounting firm. Harold Spector, the principle partner of S&W died in 2011. During the brief period of time in which S&W was engaged (i) there were no disagreements between the Registrant and S&W on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of S&W, would have caused S&W to make reference to the matter in a report on the Registrant’s financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

(b) The Registrant has engaged Pritchett, Siler & Hardy, P.C. (“PS&H”) to serve as the Registrant’s independent registered public accounting firm for the years ending December 31, 2012 and December 31, 2013. The Registrant did not consult with PS&H regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements for any of its prior fiscal years. The decision to engage PS&H was approved by the Registrant’s board of directors on December 4, 2014.

Item 9.01 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  December 4, 2014

NIGHTINGALE, INC.

By: /S/ David Knudson

Secretary/Treasurer